As filed with the Securities and Exchange Commission on May 30, 2000

                                                      Registration No. 333-92029
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                   POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-4
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         -----------------------------


                           NEWMONT MINING CORPORATION
             (Exact name of Registrant as specified in its charter)


                         -----------------------------

          Delaware                           1700 Lincoln Street                         13-2526632
(State or other jurisdiction of             Denver, Colorado 80203                    (I.R.S. Employer
 incorporation or organization)                  (303) 863-7414                       Identification No.)
                                        (Address of principal executive
                                                    offices)

                         -----------------------------

                            Timothy J. Schmitt, Esq.
                           Newmont Mining Corporation
                               1700 Lincoln Street
                             Denver, Colorado 80203
                                 (303) 863-7414
                      (Name, address and telephone number,
                   including area code, of agent for service)


                         -----------------------------

                                   Copies to:
                             Maureen Brundage, Esq.
                                White & Case LLP
                           1155 Avenue of the Americas
                            New York, New York 10036
                                 (212) 819-8200


                         -----------------------------





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
          On May 4, 2000, the shareholders of Newmont Mining Corporation ("Newmont Mining") approved the merger (the "Merger") of Newmont Mining with and into its wholly-owned subsidiary, Newmont Gold Company ("Newmont Gold"). The Merger became effective at 5 p.m. EDST on May 15, 2000 (the "Effective Time"). For purposes of this Post-Effective Amendment No. 1 to Registration Statement No. 333-92029, the term "Corporation" shall mean, for all periods prior to the Effective Time, Newmont Mining . For all periods at or subsequent to the Effective Time, the term "Post-Merger Newmont Mining" shall mean the surviving company, Newmont Gold, which in the Merger changed its name to "Newmont Mining Corporation".

          This Post-Effective Amendment No. 1 relates to the Corporation's Registration Statement on Form S-4 (No. 333-92029).

          Pursuant to Rule 414(d) under the Securities Act of 1933, as amended (the "Securities Act"), Post-Merger Newmont Mining hereby expressly adopts as its own, for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended, Registration Statement No. 333-92029 previously filed by the Corporation.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933 the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to Form S-4 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 30th day of May, 2000.

                                          NEWMONT MINING CORPORATION

                                          By   /s/ Timothy J. Schmitt
                                            ------------------------------------
                                            Timothy J. Schmitt
                                            Vice President and Secretary



          Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities and on the dates indicated.

Signature                    Title                                  Date

       *
-----------------
Vincent A. Calarco           Director                               May 30, 2000

       *
-----------------
Ronald C. Cambre             Chairman and Chief Executive Officer   May 30, 2000
                             and Director (Principal Executive
                             Officer)

       *
-----------------
James T. Curry, Jr.          Director                               May 30, 2000

       *
-----------------
Joseph P. Flannery           Director                               May 30, 2000

       *
-----------------
Leo I. Higdon, Jr.           Director                               May 30, 2000

       *
-----------------
Robert J. Miller             Director                               May 30, 2000

       *
-----------------
Wayne W. Murdy               President and Director                 May 30, 2000

       *
-----------------
Robin A. Plumbridge          Director                               May 30, 2000

       *
-----------------
Robert H. Quenon             Director                               May 30, 2000

       *
-----------------
Moeen A. Qureshi             Director                               May 30, 2000

       *
-----------------
Michael K. Reilly            Director                               May 30, 2000

       *
-----------------
James V. Taranik             Director                               May 30, 2000

       *
-----------------
William I.M. Turner, Jr.     Director                               May 30, 2000

       *
-----------------
Bruce D. Hansen              Senior Vice President and Chief        May 30, 2000
                             Financial Officer
                             (Principal Financial Officer)

       *
-----------------
Linda K. Wheeler             Vice President and Controller          May 30, 2000
                             (Principal Accounting Officer)


     *By  /s/ Timothy J. Schmitt
        --------------------------
         Timothy J. Schmitt as
         Attorney-in-fact